Exhibit 99.1

FOR IMMEDIATE RELEASE

Eldorado Resorts, Inc. Reports Third Quarter 2014 Results

Reno, NV – November 6, 2014 – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado” or the “Company”) announced today financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights

•                  On September 19, 2014, the Company successfully completed its merger with MTR Gaming Group, Inc. (“MTR”).  With the completion of the merger, Eldorado owns and operates six properties across Nevada, Ohio, West Virginia, Louisiana, and Pennsylvania with a combined total of approximately 3,300 hotel rooms, 280 table games, 30 restaurants, and 10,000 slot machines and video lottery terminals.

•                  Net operating revenues for Eldorado for the third quarter 2014 were $78.9 million, an increase of 24% from the prior-year period, and Adjusted EBITDA was $11.3 million, an increase of 6% from the prior-year period. Net operating revenue and Adjusted EBITDA include 12 days of operations from MTR.  Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry.  Adjusted EBITDA is further defined under the caption “Reconciliation of GAAP Measures to Non-GAAP Measures” below.

•                  The combined net operating revenues and Adjusted EBITDA for Eldorado for the third quarter ended September 30, 2014 would have been $191.1 million and $32.6 million, respectively.

•                  Net loss for Eldorado for the third quarter of 2014 was $4.1 million versus net income of $3.2 million in the prior-year period.   Net loss in the third quarter of 2014 included $4.5 million in acquisition charges, while net income in the third quarter of 2013 included $1.4 million in acquisition charges.

“The combination of Eldorado and MTR has created a powerful new regional gaming operator with geographically diversified gaming assets and a stronger balance sheet,” said Gary Carano, Chairman and Chief Executive Officer of Eldorado.  “The integration of the Eldorado and MTR teams has gone smoothly over the last seven weeks, which is a testament to the commitment and teamwork of all of our team members.   The new Eldorado retains the values that made us so successful – namely, providing a premier guest experience to all of our players in order to build a consistently loyal base.  We believe we are squarely positioned to compete in this new competitive gaming environment, and ultimately grow the company further.”

Third Quarter 2014 Results

Net operating revenues for Eldorado for the third quarter 2014 was $78.9 million, an increase of 24% from the prior-year period, and Adjusted EBITDA was $11.3 million, an increase of 6% from the prior-year period. All results of operations, including Adjusted EBITDA, for Eldorado include 12 days of operations from MTR beginning on September 19, 2014, the date the merger was consummated.

Net loss for Eldorado for the third quarter of 2014 was $4.1 million versus net income of $3.2 million in the prior-year period.   Net loss in the third quarter of 2014 included $4.5 million in acquisition charges, while net income in the third quarter of 2013 included $1.4 million in acquisition charges.

In order to provide a more meaningful comparison for investors, the following table presents total net revenues and Adjusted EBITDA by property for the third quarters of 2014 and 2013, respectively.

Results by Property

	Total Net Revenues			Adjusted EBITDA
	Third Quarter		%	Third Quarter		%
(in $000s)	2014	2013	Change	2014	2013	Change

Eldorado Reno	$28,009	$29,821	-6.1%	$3,438	$4,641	-25.9%
Scioto Downs	38,952	36,219	7.5%	12,802	11,641	10.0%
Mountaineer	50,079	50,606	-1.0%	9,146	9,682	-5.5%
Presque Isle Downs	39,429	42,038	-6.2%	5,757	6,199	-7.1%
Eldorado Shreveport	34,629	33,810	2.4%	5,982	6,004	-0.4%
MTR Corporate	-	-		(4,561)	(2,282)	99.9%

Total	$191,098	$192,494	-0.7%	$32,564	$35,885	-9.3%

* - Total numbers exclude the Silver Legacy, a 50/50 joint venture between Eldorado and MGM Resorts.

Combined net operating revenues and Adjusted EBITDA for the full third quarter would have been $191.1 million and $32.6 million, respectively.  Combined net interest expense for the third quarter of 2014 would have been $20.8 million.

Nevada

Net revenues at Eldorado Reno decreased 6.1% to $28.0 million in the third quarter of 2014 compared to $29.8 million in the third quarter of 2013.  The property saw Adjusted EBITDA decline to $3.4 million from $4.6 million in the comparable quarter of 2013, while the Adjusted EBITDA margin at Eldorado Reno decreased to 12.3% compared to 15.6% in the prior-year quarter.  The decrease in adjusted EBITDA was primarily due to increased general and administrative expenses associated with merger integration costs.

Net revenues at the Silver Legacy, a 50/50 joint venture between Eldorado and MGM Resorts, decreased 1.4% to $34.5 million in the third quarter of 2014 compared to $35.0 million in the third quarter of 2013.  Silver Legacy results are not consolidated in Eldorado’s income statement; instead, Silver Legacy’s results are included in the Company’s income statement as equity in income of unconsolidated affiliates.  For the third quarter of 2014, equity in income of unconsolidated affiliates was $1.2 million versus $2.2 million in the prior-year period.

MTR Properties

Net revenues at Scioto Downs increased 7.5% to $39.0 million in the third quarter of 2014 compared to $36.2 million in the third quarter of 2013.  The property saw Adjusted EBITDA increase to $12.8 million from $11.6 million in the comparable quarter of 2013, while the Adjusted EBITDA margin at Scioto Downs increased to 32.9% compared to 32.1% in the prior-year quarter despite a 1.5% increase in the amounts contributed to purses for racing.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 1.0% to $50.1 million in the third quarter of 2014 compared to $50.6 million in the third quarter of 2013.  The property saw Adjusted EBITDA decrease to $9.1 million from $9.7 million in the comparable quarter of 2013, while the Adjusted EBITDA margin at Mountaineer decreased to 18.3% compared to 19.1% in the prior-year quarter.  The decrease in Adjusted EBITDA was primarily due to increased marketing spending to offset additional gaming competition from Ohio, as well as continued competitive pressure from existing casinos in the region.

Net revenues at Presque Isle Downs & Casino decreased 6.2% to $39.4 million in the third quarter of 2014 compared to $42.0 million in the third quarter of 2013.  The property generated Adjusted EBITDA of $5.8 million compared to $6.2 million in the same quarter of 2013, while the Adjusted EBITDA margin decreased to 14.6% compared to 14.7% in the prior-year quarter.  The decrease in Adjusted EBITDA was primarily due to additional gaming competition from Ohio, as well as continued competitive pressure from existing casinos in the region.

Louisiana

Net revenues at Eldorado Shreveport increased 2.4% to $34.6 million in the third quarter of 2014 compared to $33.8 million in the third quarter of 2013.  The property saw Adjusted EBITDA of $6.0 million, a slight decline from the comparable quarter of 2013, while the adjusted EBITDA margin at Eldorado Shreveport decreased to 17.3% compared to 17.8% in the prior-year quarter.  The slight decrease in Adjusted EBITDA was due to increased departmental gaming expenditures, including taxes, mostly offset by increased table games revenue.

Balance Sheet and Liquidity

As of September 30, 2014, Eldorado had $91.1 million in cash and cash equivalents, $6.5 million in restricted cash and contractual debt totaling $738.7 million.  In addition, as of September 30, 2014, MTR had $20 million available for borrowing under its revolving credit facility.

Reconciliation of GAAP Measures to Non-GAAP Measures

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, acquisition charges, other regulatory gaming assessments, equity in income of unconsolidated affiliates and gain or loss on the disposition of assets. EBITDA and Adjusted EBITDA are presented solely as supplemental disclosure because we believe that they are widely used measures of operating performance in the gaming industry. Adjusted EBITDA should not be considered as an alternative to net income under GAAP for purposes of evaluating the Company’s results of operations. Furthermore, uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. The Company’s calculation of Adjusted EBITDA may be different from the calculation methods used by other companies and may not be comparable to similar non-GAAP financials measures presented by other issuers. Therefore, comparability may be limited.

Conference Call

Management will conduct a conference call focusing on the financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).  The dial-in number for the conference call is (888) 428-9480, passcode 7373208 – please dial the number 10 minutes prior to the schedule start time.  A live webcast of the conference call will also be available on Eldorado’s website at www.eldoradoresorts.com.  To listen to the live webcast, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Investor Relations section of the Company’s website.

A replay will be available two hours following the end of the call through 12:00 a.m. Eastern Time (9:00 p.m. Pacific Time) on Thursday, November 13 at www.eldoradoresorts.com and by telephone at (877) 870-5176, passcode 7373208.

About Eldorado Resorts, Inc.

Eldorado Resorts, Inc. (NASDAQ: ERI) is a casino entertainment company that owns and operates six properties in five states, including Eldorado Resort Casino and Silver Legacy Resort Casino (a 50/50 joint venture with MGM Resorts International) in Reno, NV; Eldorado Resort Casino in Shreveport, LA; Scioto Downs Racino in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA.  For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations of management of Eldorado and are subject to uncertainty and changes in circumstances.  These forward-looking statements include, among others, statements regarding the anticipated benefits of geographic diversity that will result from the merger; expectations about future business plans, prospective performance and opportunities.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature.  The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include (a) the ability of Eldorado and MTR to promptly and effectively integrate their respective businesses; (b) the outcome of any legal proceedings involving the Company and its subsidiaries that may be, or have been, instituted; (c) Eldorado’s ability to retain certain key employees; (d) the effects of intense competition in the gaming industry generally and, in particular, in Eldorado’s markets; (e)  risk that new gaming operations or gaming activities will be established and will result in additional competition; (f) general economic conditions and the impact of the economy on discretionary spending and Eldorado’s business; (g) Eldorado’s substantial indebtedness and the effect of our significant debt service requirements on our operations; (h) Eldorado’s ability to comply with the covenants in our debt documents and refinance our outstanding indebtedness; (i) the impact of extensive regulation from gaming and other governmental authorities; and (j) factors disclosed in Eldorado’s and MTR’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements reflect Eldorado’s analysis as of the date of this release.  Eldorado does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For Additional Information, Please Contact:

Investor Relations

Thomas Reeg

President

Eldorado Resorts, Inc.

(775) 328-0112

investorrelations@eldoradoresorts.com

ELDORADO RESORTS, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$91,129	$29,813
Restricted cash	1,548	305
Accounts receivable, net	9,005	3,240
Due from affiliates	223	430
Inventories	7,357	3,109
Prepaid expenses and other	10,174	2,532

Total current assets	119,436	39,429
Restricted cash	5,000	5,000
Investment in and advances to unconsolidated affiliates	15,214	18,349
Property and equipment, net	441,919	180,342
Gaming licenses	456,945	20,574
Non-operating real property	16,419	—
Goodwill	104,734	—
Other assets, net	9,716	6,488

Total assets	$1,169,383	$270,182

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$—	$2,500
Current portion of capital lease obligations	37	225
Accounts payable	9,548	6,762
Interest payable	15,164	633
Accrued gaming taxes and assessments	12,799	2,447
Accrued payroll and related	10,267	4,568
Accrued other liabilities	26,177	7,764
Deferred income taxes	1,210	—
Due to affiliates	174	248

Total current liabilities	75,376	25,147
Long-term debt, less current portion	792,481	168,000
Capital lease obligations, less current portion	6	35
Deferred income taxes	130,874	—
Other liabilities	6,654	1,425

Total liabilities	1,005,391	194,607

Stockholders’ and Members’ Equity:
Members’ equity	—	73,803
Common stock	—	—
Paid-in capital	165,874	—
Accumulated deficit	(3,489)	—
Accumulated other comprehensive income	1,607	1,772

Total stockholders’ and members’ equity	163,992	75,575

Total liabilities and stockholders’ and members’ equity	$1,169,383	$270,182

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Casino	$63,457	$49,105	$156,280	$149,757
Pari-mutuel commissions	446	—	446	—
Food and beverage	15,972	15,587	45,348	45,949
Hotel	7,555	7,592	20,747	21,150
Other	3,098	2,666	7,515	7,565

	90,528	74,950	230,336	224,421
Less: Promotional allowances	(11,579)	(11,319)	(32,608)	(32,783)

Net operating revenues	78,949	63,631	197,728	191,638
Expenses:
Casino	34,596	25,857	83,877	77,758
Pari-mutuel commissions	520	—	520	—
Food and beverage	8,462	7,413	22,889	21,835
Hotel	2,109	2,056	5,969	6,112
Other	2,324	1,950	5,747	5,380
Marketing and promotions	5,262	4,650	14,148	13,073
General and administrative	14,387	11,060	36,016	32,874
Depreciation and amortization	5,283	4,297	13,557	13,000

Total operating expenses	72,943	57,283	182,723	170,032
(Loss) gain on sale or disposition of property	(3)	—	(3)	2
Acquisition charges	(4,463)	(1,416)	(6,916)	(1,416)
Equity in income of unconsolidated affiliates	1,238	2,160	3,019	3,425

Operating Income	2,778	7,092	11,105	23,617
Other Income (Expense):
Interest income	5	4	13	12
Interest expense	(5,652)	(3,912)	(13,411)	(11,810)

Total other expense	(5,647)	(3,908)	(13,398)	(11,798)
(Loss) Income before income Taxes	(2,869)	3,184	(2,293)	11,819
Provision for income taxes	(1,195)	—	(1,195)	—

Net (Loss) Income	$(4,064)	$3,184	$(3,488)	$11,819

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollars in thousands)

(unaudited)

	Three Months ended September 30,	Three Months ended September 30,	Nine Months ended September 30,	Nine Months ended September 30,
	2014	2013	2014	2013
Net Revenues:
Eldorado Reno	$28,009	$29,821	$79,295	$82,284
Eldorado Shreveport	34,629	33,810	102,122	109,354
Eldorado Total Net Revenues	62,638	63,631	181,417	191,638
MTR Gaming Group, Inc.	128,460	128,863	368,188	382,967
Total Net Revenues	$191,098	$192,494	$549,605	$574,605

Adjusted EBITDA from continuing operations:
Eldorado Reno	$3,438	$4,641	$8,959	$11,668
Eldorado Shreveport	5,982	6,004	17,734	22,938
Eldorado Total Adjusted EBITDA	9,420	10,645	26,693	34,606
MTR Gaming Group, Inc.	23,144	25,240	69,197	77,675
Consolidated Adjusted EBITDA	$32,564	$35,885	$95,890	$112,281

Eldorado Reno:
Net Income	$(161)	$2,114	$(1,705)	$3,717
Interest Income	-		-	-
Interest expense	1,183	1,213	3,584	3,657
Benefit for income taxes	(2,132)	-	(2,132)	-
Depreciation and amortization	1,941	2,058	5,933	6,297
Acquisition charges	3,845	1,416	6,298	1,416
Equity in income of unconsolidated affiliate	(1,238)	(2,160)	(3,019)	(3,425)
Gain on the sale or disposal of property	-		-	6
Adjusted EBITDA	$3,438	$4,641	$8,959	$11,668

Eldorado Shreveport:
Net Income	$1,230	$1,070	$3,350	$8,102
Interest Income	(4)	(4)	(12)	(12)
Interest expense	2,656	2,699	8,014	8,153
Provision for income taxes	44	-	44	-
Depreciation and amortization	2,053	2,239	6,335	6,703
Loss (gain) on the sale or disposal of property	3	-	3	(8)
Adjusted EBITDA	$5,982	$6,004	$17,734	$22,938

MTR Gaming Group, Inc.
Net Loss	$(11,544)	$(3,629)	$(18,939)	$(2,029)
Interest expense, net of interest income	16,867	17,389	51,644	52,150
Provision for income taxes	1,994	921	4,144	2,260
Depreciation and amortization	8,260	7,691	23,749	22,782
Other regulatory gaming assessments	94	(16)	177	(279)
Loss on the sale or disposal of property	139	161	184	68
Strategic transaction costs	7,334	2,723	8,238	2,723
Consolidated Adjusted EBITDA	$23,144	$25,240	$69,197	$77,675

ELDORADO RESORTS, INC.
SUMMARY INFORMATION AND RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollars in thousands)

(unaudited)

	Three Months ended September 30,	Three Months ended September 30,	Nine Months ended September 30,	Nine Months ended September 30,
	2014	2013	2014	2013
Net Revenues:
Mountaineer Casino, Racetrack & Resort	$50,079	$50,606	$144,791	$151,507
Presque Isle Downs & Casino	39,429	42,038	110,246	121,706
Scioto Downs	38,952	36,219	113,151	109,754
Corporate	-	-	-	-
Net Revenues	$128,460	$128,863	$368,188	$382,967

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$9,146	$9,682	$25,172	$27,858
Presque Isle Downs & Casino	5,757	6,199	15,745	19,857
Scioto Downs	12,802	11,641	37,794	37,218
Corporate	(4,561)	(2,282)	(9,514)	(7,258)
Consolidated Adjusted EBITDA	$23,144	$25,240	$69,197	$77,675

Mountaineer Casino, Racetrack & Resort:
Net Income	$6,264	$7,452	$17,742	$21,210
Interest Income	-	-	-	(2)
Provision for income taxes	353	-	353	-
Depreciation and amortization	2,555	2,251	7,112	6,701
Gain on the sale or disposal of property	(26)	(21)	(35)	(51)
Adjusted EBITDA	$9,146	$9,682	$25,172	$27,858

Presque Isle Downs & Casino:
Net Income	$1,296	$3,373	$5,821	$12,294
Interest Income	(1)	(1)	(2)	(2)
Provision for income taxes	1,949	621	3,190	1,862
Depreciation and amortization	2,256	2,040	6,351	5,863
Other regulatory gaming assessments	94	(16)	177	(279)
Loss on the sale or disposal of property	163	182	208	119
Adjusted EBITDA	$5,757	$6,199	$15,745	$19,857

Scioto Downs:
Net Income	$8,126	$7,942	$25,346	$25,968
Interest expense	19	22	56	61
Provision for income taxes	1,216	287	2,125	997
Depreciation and amortization	3,440	3,390	10,258	10,192
Loss on the sale or disposal of property	1	-	9	-
Adjusted EBITDA	$12,802	$11,641	$37,794	$37,218

Corporate:
Net Loss	$(27,230)	$(22,396)	$(67,848)	$(61,501)
Interest expense, net of interest income	16,849	17,368	51,590	52,093
Provision (benefit) for income taxes	(1,524)	13	(1,524)	(599)
Depreciation and amortization	9	10	28	-
Loss on the sale or disposal of property	1	-	2	26
Strategic transaction costs	7,334	2,723	8,238	2,723
Adjusted EBITDA	$(4,561)	$(2,282)	$(9,514)	$(7,258)

MTR Gaming Group, Inc. (consolidated)
Net Loss	$(11,544)	$(3,629)	$(18,939)	$(2,029)
Interest expense, net of interest income	16,867	17,389	51,644	52,150
Provision for income taxes	1,994	921	4,144	2,260
Depreciation and amortization	8,260	7,691	23,749	22,782
Other regulatory gaming assessments	94	(16)	177	(279)
Loss on the sale or disposal of property	139	161	184	68
Strategic transaction costs	7,334	2,723	8,238	2,723
Consolidated Adjusted EBITDA	$23,144	$25,240	$69,197	$77,675